Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 24, 2017, in the Registration Statement (Form F-1 No. 333-220571) and related Prospectus of Sea Limited for the registration of its Class A ordinary shares.

/s/ Ernst & Young LLP

Singapore

October 18, 2017